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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2003
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)
(206) 674-3400 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about February 17, 2003.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 1, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 24, 25 and 26 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH JANUARY 15, 2003

1.    My name is XXXX and I'm a research analyst with XXXXXXXX. I am currently reviewing Expeditors as a possible investment in our portfolio and have some questions regarding your operations in China. How long have you been in China and what percentage of your revenue is from China?

Regular readers know that the "which China" lecture is coming and they should feel free to skip to the next paragraph. For everybody else we need to state that by asking about "China" we assume that you mean The People's Republic of China (PRC), as opposed to the Republic of China (ROC), which is often referred to as Taiwan.

We have had a presence in the PRC since 1994. Since we do not disclose our total revenue from our operations in the PRC in footnote 8 of our consolidated financial statements for our most recent annual report (as of December 31, 2001), one may conclude that as of that date less than 10% of our revenues are generated in the PRC. Note that we only disclose the figures for countries that exceed 10% on an annual basis in footnote 8 to our financial statements.

As of mid-January 2003, we have 7 full-fledged offices (meaning that each office is a separate profit center) and 10 satellite offices in the PRC. A satellite office is a location that conducts independent operations, but the financial results are part of a geographically-removed profit center.

China's manufacturing and industrial capacities are expanding more rapidly than expensive transportation infrastructure can be built. In order to accommodate our customers needs, we often open satellite offices in inland locations, away from full-fledged offices situated around the major port and airport locations. These satellite offices provide an important link between factories and manufacturing centers emerging in places far removed from major ports and metropolitan areas with existing transportation infrastructure.

As we write this report on Form 8-K we are working on the numbers to support the PRC footnote in our financial statements for the year ended December 31, 2002. Look for this information in our 2002 annual report or our Form 10-K which will be filed with the SEC on or before March 31, 2003.

2.    How competitive is the China market for Expeditors and who are your major competitors?

This is a competitive business. We actually believe that if there would ever be substantial volumes of air or ocean freight in Antarctica, there would be logistics companies that would station employees there working out of igloos with dogsleds out back competing for the right to move it. Some would own the sleds and dogs, some would own the igloos, some would own the sleds and dogs and the igloos and still others would rely on intellectual capital to provide knowledge-based solutions to utilize dog sleds owned by others to meet the customer's logistical needs. Guess which one we think we'd be!

While dog sleds are useless in the places we operate in the PRC, this emerging economy is as competitive as any other market in which we operate. The PRC is very demanding, but it is also a market that is universally agreed to have almost unfathomable potential at this point in time. To use the language of the analyst, the economy of the PRC is growing at an increasingly rapid rate.

The PRC is a dangerous market that can eat up the unwary and the inexperienced with impunity. We are committed to dealing with this danger by using the same game plan in the PRC that has proven to be successful for us elsewhere.

As far as categorizing our competitors, there are several state-owned behemoth logistics operations and the usual list of asset and non-asset based competitors that we deal with in all of the other major markets throughout the world. Different country—pretty much the same group of competitors. Some own their sleds and some don't, but nobody has our group of knowledge-based employees working on our incentive system. And this is what makes all the difference.

3.    What percentage of the market share does Expeditor account for in China?

We really have no good market share information at present and anything we would attempt to say here would be a guess, and not even a very scientific one at that. We do know that our growth rates in the PRC have been in excess of 30% annually over the last five years.

With those kinds of growth rates, we're frankly not too concerned about quantifying our market share. We know that there is a lot of freight coming into and out of the PRC. It seems to keep growing and we continue to get more of it. There is not much else that is relevant in our book.

4.    What is the current penetration rate in China and where do you think it'll be in 5 years?

Market share growth rates, or the penetration rate, to use your words—which we wouldn't, can be very subjective and difficult to calculate in a market as dynamic as the newly opening market in the PRC. We don't make projections; we create expectations and then try to achieve them. We care less about market share than we care about doing the best we can in every market in which we compete.

For example, we expect that within the next five years Shanghai will be one of the largest offices in our worldwide network. We expect the PRC to continue to be one of our major markets in its own right, not simply as a part of Asia. Some of this growth may come at the expense of several of our time-honored Asian markets, but we're convinced that opportunities available in the PRC will compensate and exceed any losses from existing markets.

5.    Are the barriers to entry in China high and does the Chinese government place significant restrictions on your operations there?

From ancient times the land you call China, known now as the PRC, has been the paradigm for the term "barriers to entry". And in retrospect this was probably not without cause, as the Chinese experience with foreign powers has provided no particular good reason for them to encourage foreign entry.

From the time that the Chinese constructed the Great Wall nearly 3,000 years ago up to the end of the Cultural Revolution in the late 1960's, this is a people that have fought to minimize unwanted foreign influences—if not ban them altogether from time to time. When one examines history more closely, this is more than one-sided xenophobia (a fourth grade spelling word that we could honestly never have imagined using in any public forum at the age of ten).

In comparatively modern times, one major European based world power used military force to remove the barriers to entry in China. The goal was to make sure that this particular foreign power's merchants could reap profits by selling opium to the Chinese populace. Following what became known as the Opium Wars, other major world powers used force and the military superiority to establish colonies and concessions, which precipitated years of unwanted foreign intervention into China's internal affairs. These actions, ultimately led to years of war, famine and pestilence with untold millions of ordinary Chinese citizens being killed, maimed and starved to death. Based on those kinds of experiences, is it any wonder that the PRC would be inclined to maintain some "barriers of entry".

Every government places rules and restrictions of some kind on business practices. China is no different in this respect. In order to cultivate and develop its internal industries, the PRC did have some very stringent barriers. As it emerged from the turmoil of the 1960's, the PRC has progressively dropped these restrictions until it was recently granted membership in the World Trade Organization (WTO).

WTO membership, in and of itself, is indicative of both the importance of the PRC to our global economy and to the progress that they have made in opening up their economy and their country to the global community. We look forward to the changes that WTO membership will bring in the next few years.

Right now, the rules and regulations that we face are no different from those placed on everyone else in our business who wants to operate in the PRC. We know we have good partners in the PRC and together we've navigated the requirements well.

6.    How does China entering the WTO and the changing of the quota and tariff requirements affect your business? Will this add to growth prospects for Expeditors?

We can see nothing but positives from the entry of the PRC into the WTO. The requirements of WTO membership will bring stability and increased confidence in the minds of the business and investment community. It is our opinion that increased stability and increased confidence cannot help but create increased opportunities for the PRC in the global economy. We also look for the PRC to become an increasingly important player on the world stage.

7.    What is your operating margin for China and does the margin depend on the type of product you handle or customers, for example, higher margin for certain products or certain types of customers?

We don't disclose operating margins on a country-by-country basis. Suffice it to say that our operating margin for the PRC is higher than our average global operating margin, which of course includes Europe and North America. We will also say that our PRC margin is in line with what we expect from other Far East operations. Note that we disclose geographic operating margins in footnote 8 of our financial statements contained in both our annual report to shareholders and in our Report 10-K filed with the Securities and Exchange Commission.

As to your request for margin by product, we need to understand whether you are referencing our products, air and ocean freight being two major examples, or the products of our customers. The latter we would call the commodity being transported and this is something we would not disclose even if we were able to calculate the answer.

8.    What is your assumed growth rate for China for the next 3-5 years?

If you knew us well, you would know that we don't make projections or publish assumed growth rates. Our goal is to profitably grow as fast as we can, and as our friends in Asia would say "budget is only budget."

9.    Could you comment on a recent news report that freight forwarders can own up to 75% of joint ventures in China (PRC)? This percentage is up from 50% formerly allowed. Expeditors, with the first class A license, and arguably the largest US forwarder there, may be a big beneficiary.

It is true that allowed ownership percentage has been increased to 75% for PRC freight forwarding joint ventures. It is also true that the former limitation was 50%.

We have historically had a very successful relationship with our joint venture partner. Of course we are now studying the impact of this development, however the degree to which we would be a financial beneficiary of this change given the current agreement we have with our joint venture partner is not crystal clear to us at this point in mid-January 2003.

As the PRC makes the changes required of a WTO member, we believe that it is reasonable to expect progress in opening internal markets. However, you always want to be careful not to throw the baby out with the proverbial bathwater despite the fact that babies grow to be teenagers at an alarming rate.

Things currently operate the way they do in the PRC for a reason and the laws in place limiting foreign investment in specific entities do not always limit the capabilities or success of that business. Often times they enhance them. Contacts, associations and relationships are very important to success in the PRC. Having 50% of a large and well-connected pie, which continues to grow, can be better than 75% of another kind of pie. The motivation of a 25% partner might not be the same as a 50% partner. In life, you often get what you are paying to receive.

Finally, as we have said before, the value of our Class "A" license has not, in our opinion, overshadowed the value brought to us by the partners that we have in the PRC.

10.    We are substantial investors. We need to know the increase of the value of your stock through

  a.
  Initial private investors

  b.
  Initial Public Offering (IPO)

  c.
  High

  d.
  Recent value.

A graphic depiction or news article would be nice.

To begin with, you don't need to be a shareholder to pose a question. Therefore, the fact that we suspect your question is some sort of MBA project is immaterial to our answer. We do however value honesty and candor. Despite this fact, we will still try to answer your question.

That having been said, lets try some straight talk before we have to resort to graphs. A complete answer to your question requires some dialogue and explanation. While the story of the initial private investors is no doubt an interesting project, in our view it isn't necessarily relevant to any discussion of the increase in value from putative outside investors such as yourselves.

The entire list of pre-IPO investors in Expeditors were the small group of founders of the company. They were folks with industry experience who had a dream "that they could do it better." They also had enough confidence in themselves to invest all they had to be able to chase their dream. One founder, our current Chairman, actually contributed every last liquid asset he had and then went on to borrow from his daughter's life insurance policy to help capitalize Expeditors. That this will no doubt be the best investment his daughter ever makes does not diminish the fact that this founder put everything on the line to make Expeditors a success.

In our view, the financial experience of the pre-IPO investors, our founders, isn't relevant to the general public. Private investors who would not have been employees of Expeditors did not have the opportunity to own shares during this period of Expeditors existence. Expeditors got going without venture capitalists or mezzanine financings. It was risky and yes, they faced a lot of stiff obstacles, but at the end of the day our founders have done just fine. They are a bunch of people who have done well because they had a dream and they executed on it.

The first opportunity for outsiders to invest in Expeditors came when we went public on September 18, 1984. Expeditors went public at a price of $9.00 per unit, where each unit consisted of a share of common stock and a warrant. The terms of this warrant allowed the investor to use two warrants to purchase one additional share of stock at a price of $9.50. These warrants were called in April 1986 and a short time thereafter all unexercised warrants became worthless.

Using these facts, lets assume that an investor bought 100 shares at $9.00 per unit at the time of the initial public offering. This would have included 100 warrants entitling the holder to buy another 50 shares of common stock at $9.50 per share. Assuming the investor exercised the warrants—and over 99% of the warrants were exercised, the investor would have owned 150 shares of common stock with a total investment of $1,375.00.

Since the IPO, Expeditors's stock has split five times according to the following table:

Date	Split Ratio
10 September 1986	3 for 2
27 October 1993	2 for 1
11 December 1996	2 for 1
31 May 1999	2 for 1
24 June 2002	2 for 1

As a result of the stock splits, that original 150 shares purchased for $1,375 would now have grown to 3,600 shares, which, at the January 22, 2003 close of $30.81, would be worth $110,916. That is over 80 times the initial investment. If you performed this calculation on December 6, 2002, the date of our highest close—$34.27, the total value would have been $123,372—nearly 90 times the initial investment.

If "a picture is worth a 1,000 words," our word processor's word count function tells us that we are about 403 words short of a picture. Hopefully with the above information, something short of a full 1,000-word picture is all you require in answer to your question.

11.    Although it is still very early in the year, from the freight trends that you can see, can you give any color on how 2003 has looked from a macroeconomic perspective so far?

It's a little difficult to declare a trend from a few weeks of operations—only a pro-forma devotee from the dot.com era could confidently pull this one off. Frankly, we did not like dot.com pro-forma accounting and forecasting in 1999 and see even less reason to attempt this sort of thing today. After all, some of the same folks who advised ten years ago that a dividend was a waste of cash are now among the folks cheering dividends today.

While it sounds a little trite, we aren't seeing anything after 20 days of 2003 that we would not expect to be seeing in a January. However, we have to reiterate that it takes at least 28 days to make a month. In January, the number is actually 31.

12.    To our understanding, the 24-hour Advance Manifest Rule imposed by U.S. customs for ocean shipments has caused a little inconvenience for some shippers and smaller forwarders. Have you seen any increases in your share of the ocean forwarding market as a result of smaller forwarders feeling pressure from this new security measure? What percentage of the ocean freight that you handle is not manifested? Will or has the need to manifest ocean freight slowed the speed at which you can provide your services and what potential disruptions to Expeditors' operations could result from this rule? Does Expeditors expect any of these disruptions to have a material impact on its financials?

Currently, the 24-hour Advance Manifest Rule has been in effect since the 1st of December 2002, although we are operating in a penalty free transition period through February 1, 2003. This means that our entire industry is operating in a state of suspended enforcement until February 1st. Since there are no fines for non-compliance, it would be difficult to make sweeping statements on the effect this rule is going to have on our industry.

All ocean freight we handle must be manifested in one form or another. The real point of your question is what is Expeditors' role in this manifesting process. Frankly, our role differs slightly depending on the particular service we are supplying to our customer. What doesn't differ is our ability to help our customers solve this problem.

This new regulation has definitely caused a certain amount of angst in the shipping community. Taking a close look at the rule, it doesn't take a nuclear physicist to conclude that the better the technological capabilities, the better a logistics company would be to meet these stringent new requirements. To the extent that forwarders, regardless of size, do not have the capacity or capability to address these needs in a timely manner, it is natural that freight, like water or electricity, will follow the path of least resistance.

Angst and change always create opportunity in our view. We typically love the occasions where we get to develop and use technology to solve industry or customer specific problems. We believe that we have the experience, the dedication and the infrastructure to capitalize on these situations.

Given the governmental agencies that will monitor and enforce compliance with this law and the heightened environment of concern over homeland security, one would be an absolute fool not to take this regulation seriously. We understand that some shippers might be expecting an "extension" of the February 1, 2003 penalty moratorium. We believe this view is mistaken.

We are making serious efforts to assist our customers and potential customers to comply with this new rule. It might well be that with increased enforcement some sailings will be effected, but that would be a temporary situation. There could also be some backlog as the manifesting process catches up with the physical handling of the freight. It is also inevitable that at some point an entire vessel may be unable to come into port causing disruptions in service for many compliant containers.

In the long run, ocean freight will not disappear because of the provisions of this new rule. We subscribe to what we have previously termed "The Second Law of Freight Dynamics." Regular readers might remember that this law can be summarized as stating that "the demand for freight isn't created or destroyed by disruptions in the supply chain, the mode of transportation is merely transformed to an alternative mode and/or the customers wait."

Ocean freight will ultimately need to wait on docks or at factories until the manifest information can be supplied. Alternatively, for time sensitive freight where the value justifies it—it will go by air.

While we may not have all the answers at this point, we are confident that we can accommodate this new rule as effectively as anybody.

13.    There is a possibility that the 24-hour Advance Manifest Rule will be applied to all other modes of transportation. Do you feel that you are capable of handling the potential need to manifest the high levels of airfreight that you handle?

Actually, because of the dynamics of airfreight, manifesting has always been required on an advanced basis. Should compliance with the 24-hour AMR become required for airfreight, this will be much easier to effect than for ocean freight, where historically manifesting has not been a requirement as of the date of sailing.

14.    Do you feel any need to make any comments regarding consensus earnings per share forecasts for your company for the fourth quarter of 2002?

Consistent with our previously stated policy, whenever we make the determination that we will have to comment on consensus earnings per share figures, we will do so in a separate press release just as soon as we have enough solid information available to us so that we can make this determination. You do not need to ask this question in order to receive an answer.

15.    You have been growing very strongly and taking a lot of market share in the ocean forwarding market for the last couple of years. Where do you see your ocean forwarding market share being after a couple of years?

There is an old saying we have heard (and we have to clean it up just a bit for this forum), "Money talks and "other stuff' walks." In our view, there is not a higher form of "other stuff" on this planet than market share projections.

We're really not interested in measuring our increase in market share (or spending time making projections about it). We are focused on actually increasing it.

We're confident that our ocean market share will grow. We have a group of talented people dedicated to making it grow. Watching it grow is more than half the fun.

16.    Does Expeditors have plans to enter the U.S. domestic forwarding market? And if not, would management consider such a move in the future?

We do a lot of domestic U.S. business already. This freight moves in conjunction with our international freight to and from gateways. So certainly the freight volumes already exist upon which a domestic network could be developed. We also do domestic forwarding in conjunction with our distribution product.

We have always maintained that pure point-to-point domestic freight is a different business and that the only way we would go into domestic point-to-point business was if customer demand pushed us that way and/or if we felt we needed to do so to support our international products.

If we did go into the U.S. domestic market, it would be because we identified an opportunity we could use to provide additional service to our customers without diluting the impact of an already successful business model. Any domestic service would have to fit within our existing branch and product structure—our compensation schemes and management methods are geared to this after all. We can also say that any U.S. domestic service would have to promise a return that far and away exceeded the investment in time and money that it would take to hire, train and develop the staff required to make it work. Hope this information helps.

17.    Are there any negative implications for Expeditors if United Airlines ceases operations? During 2002, what percentage of non-chartered flights did United represent?

We don't believe that Expeditors would be directly effected by the hypothetical event that you reference. We think that we've already gone on record as saying that our business with United was not of the magnitude that the unlikely demise of this carrier would have any negative direct implications. From an indirect standpoint, it remains to be seen what the loss of an airline the size of United would do to the global airfreight market. In our opinion, the primary loss would likely be felt in the domestic market.

18.    Have yields stabilized in December 2002 and January 2003, as one would expect seasonally? Removing seasonality, are yields in December and January more similar to 2001, or 1999?

We have got to admit that we liked the style of this question, but come on, you know that it is much too early for us to make any sort of comment on January 2003. As to what we experienced in

December 2002, our view is that December 2002 yields did stabilize somewhat. This means in the context of your question that yields were closer to what we experienced in 2001 than to the yields that were reported in the second and third quarters of 2002. All this having been said, we still regard the second and third quarters of 2002 as being reflective of the "normal" operating environment.

19.    In January 2003, are you still seeing unusual airfreight volumes related to congestion at the West Coast ports?

As of mid-January 2003, airfreight appears to be seasonally strong. However, in light of what we lived with in the last part of 2002, it is difficult to estimate relative magnitudes.

20.    Did productivity levels or congestion from the remaining backlog of freight at the West Coast ports impact ocean or air operations in December 2002 or January 2003?

By December 2002, we'd pretty much figured out how to smoothly execute as we continued to face some of the same problems experienced earlier in the year, albeit on a smaller scale.

Again, we really can't comment on January 2003 yet, it just isn't that clear. You guys are relentless in your quest to learn what has not happened yet.

21.    What was your total capital expenditures for the year ended December 31, 2002 and what is your guidance for 2003?

We'll answer the question about 2002 capital expenditures when we release our year-end balance sheet in early February 2003. As for 2003, we can say that we got some spending out of the pipeline in 2002 and at this point we anticipate $30-35 million for the coming year.

22.    What impact, in regards to airfreight capacity, does Expeditors anticipate from a war in Iraq (as the previous Gulf War required military use of commercial airfreight capacity under CRAF)?

We believe that commenting on the potential effects of any war would be foolhardy. We would not do that even if we actually thought we had anything prescient to say. We can say that up to this point in mid January 2003, deployments to date do not seem to have stretched capacity to the same extent that occurred in late 1990.

23.    I am a recent investor in your Company that has come to look forward to your frank, direct (maybe cynical) responses to investors. What are the main components of your "Other assets" caption?

Just as you don't need to be an investor to get your question answered, making flattering comments about our efforts on Form 8-K are really not necessary. We truly believe that Regulation FD means giving everyone an equal chance at asking a question and an equal opportunity to read the answers.

As of the end of the third quarter of 2002, the main components of the "Other assets" were intangible assets acquired as we made agent acquisitions and long-term deposits for real estate. The single largest component was a mortgage we carried from the owner of a facility in which we were the primary tenant. The interest rate on this mortgage is slightly above a market interest rate and is substantially higher than interest available from investments in money market funds or low risk commercial paper.

24.    Most companies release quarterly information within 15 to 25 days of the quarter's end. Does your financial closing process really take over a month and, if so, why? Alternatively, do you just wait over a month to release your quarterly earnings because you can?

You correctly note that many companies release quarterly information within 15 to 25 days of the quarter's end. We don't. We believe that we apply a very rigorous financial close and have always presented a full set of financial statements with backup details to our audit committee prior to releasing our quarterly earnings press release.

In our defense, we would say that is a mistake to equate motion with progress. While we acknowledge that we are among the slower companies in our industry to release our quarterly results, we are among the fastest in this industry to release our year-end results—with an independent audit to boot. Go figure!

25.    Do you have any exposure to guarantees and as such will you be affected by the new FASB rules in FIN 45?

We know that we are coming close to the end of another month when we get down to the accounting questions. As of this date, we are not aware of any unusual and significant exposure that we might have. On the other hand, this is a rather new pronouncement and we continue to research its impact.

26.    What do you believe is the likely impact from a work stoppage at the European ports? How are the implications similar/different from the U.S. West Coast port stoppage in the fall of 2002?

If our recent experience with the West Coast port stoppage is a reliable guide, we would guess that a work stoppage at European ports would result in additional air freight coming into and out of Europe. This would likely be true whether you considered the North America or the Asian trade lanes.

If the entire European port structure stops at once, it would likely create a situation missing from the West Coast labor stoppage, as there were other options available—i.e. shifts to the East Coast of the United States, Canada and Mexico. The longer the labor disruption lasted, the worse for Hamburg and Rotterdam. On the other hand, such a disruption would push more freight onto the tarmacs of Amsterdam and Frankfurt.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
January 22, 2003	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
January 22, 2003	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President— Chief Financial Officer and Treasurer

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